Exhibit 99.01
News Release

MEDIA CONTACTS:		INVESTOR CONTACTS:
Yunsun Wee	Rhett Glauser	Helyn Corcos	Bradley Gittings
Symantec Corporation	Altiris	Symantec Corporation	Altiris
310-449-7009	801-805-1131	408-517-8324	801-734-5403
ywee@symantec.com	rglauser@altiris.com	hcorcos@symantec.com	Bradley.gittings@altiris.com
Symantec to Acquire Altiris
Combination creates a comprehensive approach to securing and managing endpoints
CUPERTINO, Calif. – Jan. 29, 2007 – Symantec Corp. (Nasdaq: SYMC) today announced it has signed a definitive agreement to acquire Altiris, Inc. (Nasdaq: ATRS), a leading provider of IT management software that enables businesses to easily manage and service network-based endpoints – from mobile devices, laptops, and desktops to servers and storage assets. Under the terms of the agreement, Altiris stockholders will receive $33 per share of Altiris common stock in cash, resulting in a transaction value of approximately $830 million net-of-cash-acquired. The transaction is subject to customary closing conditions including regulatory and Altiris stockholder approvals, and is expected to close in the second calendar quarter of 2007.
Symantec’s acquisition of Altiris should bolster its position and leverage its strengths on the enterprise endpoint. Symantec helps businesses protect their endpoints with leading security, compliance, and backup and recovery solutions for mobile devices and PCs to servers and storage assets. Altiris helps companies manage their endpoints and the configuration of those assets. With the Altiris solutions, Symantec expects to be able to help customers better manage and enforce security policies at the endpoint, identify and protect against threats, and repair and service assets.
“The most secure endpoint is a well-managed endpoint. The best protection must be complemented by the ability to remediate and address vulnerabilities that could be exploited,” said John W. Thompson, chairman and chief executive officer, Symantec. “By combining the endpoint management solutions from Altiris with the security expertise from Symantec, we believe we can offer customers a more comprehensive solution to protect and manage the millions of connected devices that make up the fabric of today’s global IT infrastructure.”
Altiris solutions are aimed at reducing the cost and complexity of tracking, supporting, and maintaining an organization’s corporate IT assets, including desktops, laptops, servers, and handheld devices. Altiris offers its customers a unique approach to IT service management with its modular, integrated solutions for server, client and mobile lifecycle management, and asset and service management. In addition, Altiris has also introduced innovative software virtualization technology critical to providing faster, simpler and more manageable deployment of PC applications. This technology helps to reduce support costs and streamline software operations.
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Symantec to Acquire Altiris

“Today’s IT departments are faced with constant pressures to manage spiraling IT complexity at the lowest possible cost. We have made it our goal to help businesses reduce the cost and complexity of IT, improve system and data security, and better align IT service with corporate objectives,” said Greg Butterfield, president and chief executive officer, Altiris. “By combining our software solutions, services, and channel distribution strengths, Symantec and Altiris can offer our customers the ‘total package’ in endpoint management.”
Conference Call
There will be an analyst and investor conference call conducted by management teams of both Symantec and Altiris to discuss the transaction, today at 8 a.m. EST/5 a.m. PST. The live discussion can be accessed by dialing (800) 289-0572 or (913) 981-5543, passcode 2924997. A webcast of the Symantec/Altiris analyst and investor conference call will also be available on the Internet at www.symantec.com/invest and www.Altiris.com. There will be replay of the webcast available on the Web sites for those shareholders and analysts who are unable to listen to the live call.
About Altiris
Altiris, Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.Altiris.com.
About Symantec
Symantec is a global leader in infrastructure software, enabling businesses and consumers to have confidence in a connected world. The company helps customers protect their infrastructure, information, and interactions by delivering software and services that address risks to security, availability, compliance, and performance. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
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Symantec to Acquire Altiris

Additional Information
Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate Web site at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.
Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement. In addition, Symantec may be deemed to have participated in the solicitation of proxies from Altiris’ stockholders in favor of the approval of the Agreement. Information concerning Symantec’s directors and executive officers is set forth in Symantec’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on July 25, 2006, Annual Report on Form 10-K for fiscal 2006 and Current Report on Form 8-K filed on January 22, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Symantec’s Investor Relations page on its corporate Web site at www.symantec.com.
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Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including expectations regarding the closing of Symantec’s acquisition of Altiris and the integration of its products and technologies into Symantec’s products and solutions, that involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in this press release. Such risk factors include, among others, satisfaction of closing conditions to the transaction, our ability to successfully integrate the merged businesses and technologies, and customer demand for the technologies and integrated product offerings. Actual results may differ materially from those contained in the forward-looking statements contained in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s and Altiris’ most recently filed Forms 10-K and 10-Q. Symantec assumes no obligation to update any forward-looking statement contained in this press release.